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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 28, 1997

                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)

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



          MARYLAND                       1-12566            95-4449388
(State or other jurisdiction of      (Commission File    (I.R.S. Employer
incorporation or organization)           Number)        Identification No.)
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            439 N. BEDFORD DRIVE
          BEVERLY HILLS, CALIFORNIA                             90210
  (Address of Principal Executive Offices)                   (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On October 15, 1997, G & L Realty Corp. (the "Company") and G&L Realty Partnership, L.P. (the "Operating Partnership") created two new entities for the purpose of acquiring three nursing homes in Massachusetts (the "Hampden Properties.") The Company has formed G&L Hampden, Inc., a Delaware corporation and wholly owned subsidiary of the Company. The Operating Partnership and G&L Hampden, Inc. have entered into an operating agreement and have formed G&L Hampden, LLC ("G&L Hampden"), a Delaware limited liability company which is 99% owned by the Operating Partnership and 1% owned by G&L Hampden, Inc. its sole managing member. On October 28, 1997, G&L Hampden acquired the Hampden Properties from Hampden Nursing Homes, Inc. ("Hampden Nursing") for a total aggregate consideration of approximately $20.4 million. Of this amount, G&L Hampden will borrow $6.0 million from Nomura Asset Capital Corporation ("Nomura") at an interest rate of 8.62% per annum. The Hampden Properties will secure repayment of this loan. Under this loan, the Company may, at any time during the next two years, make up to two additional draws of not less than $2.0 million each, up to an aggregate loan amount of 14.0 million (including the initial draw under the loan). In the event the Company makes an additional loan draw, the interest rate on such draw will be 2.5%; per annum above the prevailing market rate on U.S. Treasury Securities of equivalent maturity. The loan agreement with Nomura provides for a term of 12 years and requires monthly interest and principal payments based upon a 27-year amortization schedule. At the end of 12 years, all unpaid principal and interest will be due in full. The Company has the option to prepay this loan at any time upon the payment of a premium that, when added to the remaining principal amount of the note, will be sufficient to purchase non-callable obligations of the U.S. Government sufficient to provide for the schedule payments remaining under the note. As a condition of the loan, Nomura has required G&L Hampden to place $400,000 into a reserve account which may be used to fund unspecified maintenance capital reserves.

          In conjunction with the acquisition of the Hampden Properties, the Company entered into a 15-year net operating lease with Iatros Health
Network, Inc. ("Iatros"). Although Iatros is the current operator of the Hampden Properties, the licenses necessary to operate the Hampden Properties are currently held by Hampden Nursing. Iatros has applied for state authorization to operate the Hampden Properties without the participation of Hampden Nursing. Although this transfer will be handled in the normal course of business, the parties anticipate that it will take approximately 90 days to transfer the licenses. Until the licenses are transferred, the Company has leased the facilities to Hampden Nursing which has engaged Iatros to manage the facilities until the licenses are transferred. The lease between the Company and Hampden Nursing requires monthly lease payments of $225,000 and expires upon transfer of the operating licenses from Hampden Nursing to Iatros. The Company's lease with Iatros for the Hampden Properties provides for the monthly lease payments of $225,000 and fixed annual increases of 2.0% per year during the first seven years. Thereafter, the annual increase will be based upon the greater of 2.0% of the previous year's rent or 2.5% of the increase in gross receipts derived from the operation of the Hampden Properties in excess of $17,750,000. Although management believes that Iatros will receive approval for the transfer of the operating license from Hampden Nursing in a timely manner, there can be no assurance that the license will be transferred or, if it is, that the transfer will occur within the expected 90-day time period.

          The Hampden Properties are Riverdale Gardens Nursing Home, located in West Springfield, Massachusetts, Chestnut Hill Nursing Home, located in East Longmeadow, Massachusetts and Mary Lyon Nursing Home, located in Hampden, Massachusetts.


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          Riverdale Gardens Nursing Home is a 168-bed nursing facility currently licensed for 84 skilled care and 84 intermediate care beds with 16 private and 76 double occupancy rooms. Constructed in various stages between 1957 and 1975, the property consists of a single story 54,451 square foot building on approximately 3.85 acres as well as a 3,366 square foot family residence on an adjacent 30,000 square foot lot.

          Chestnut Hill Nursing Home is a 123-bed nursing home consisting of 82 skilled nursing and 41 intermediate care beds with 15 private and 54 double occupancy rooms. The facility is a 49,198 square foot single story building constructed in 1984 on approximately 11.9 acres of land.

          Mary Lyon Nursing Home occupies a 28,940 square foot building situated on 3.7 acres and was originally constructed in 1959 and renovated in 1986. The facility is licensed for 100 beds of which 40 are skilled nursing and 60 are intermediate care beds with ten private rooms, 39 double occupancy and three quadruple occupancy rooms.

          The following table sets forth certain information regarding the Hampden Properties as of October 28, 1997.

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                                      Year
                                  Constructed                                         Total          Average
                                       or               Number       Purchase       Annualized     Annual Rent
          Property               Rehabilitated         of Beds        Price            Rent          Per Bed
-----------------------------   --------------     ---------------  -----------    ------------    ------------

Riverdale Gardens Nursing
 Home........................      1957-1975             168        $ 5,760,000      $  762,000        $  4,538
 Chestnut Hill Nursing Home..         1984               123         10,825,000       1,432,800          11,649
Mary Lyon Nursing Home.......         1986               100          3,815,000         504,780           5,048
                                                                    -----------      ----------
Total                                                               $20,400,000      $2,700,000
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     The total annualized rent expected to be derived from the Hampden
Properties is approximately $2.7 million, or approximately 11.5% of the
Company's total annualized rental income, based on current rental rates.  This rental income will be derived from Hampden Nursing until the transfer of the licenses to Iatros, at which time Iatros will be responsible for the rent on the
Hampden Properties.  Iatros has recently experienced problems in operating certain senior care facilities and has reported financial difficulties which could materially and adversely affect the Company's results of operations and its ability to make expected distributions to stockholders.  In light of such difficulties, Iatros has recently hired a new management team to improve its senior care facility operating capabilities.  Although the Company believes that this new management team will be able to operate senior care facilities profitably, there can be no assurance that Iatros' facility operations will improve under this new management team.

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Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.
       Not Applicable.

(b)  Pro forma financial information.

     It is impracticable to file at this time the pro forma financial information required by Item 7 of Form 8-K. Such pro forma financial information will be filed when available, but in any event no later than sixty days from the date hereof.

(c)  Exhibits.

     10.53 Purchase and Sale Agreement, dated October 1, 1997, by and between Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

     10.54 Lease and Agreement, dated October 1, 1997, by and between G&L Hampden, LLC and Hampden Holding Group, Inc.

     10.55 Loan Commitment, dated October 23, 1997, by and between G&L Realty Partnership, L.P. and Iatros Health Network, Inc.

     10.56 Lease and Agreement, dated October 1, 1997, by and between G&L Hampden, LLC and Hampden Nursing Homes, Inc.

     10.57 Guaranty of Lease, dated October 1, 1997, by Iatros Health Network, Inc.

     10.58  Limited Liability Company Agreement of G&L Hampden, LLC.

     10.59 Loan Agreement by and between Nomura Asset Capital Corporation and G&L Hampden, LLC.

     10.60 Promissory Note in the amount of $6,000,000.00 given by G&L Hampden, LLC in favor of Nomura Asset Capital Corporation.

     10.61 Form of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing for each of the 3 Hampden Properties.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    G & L REALTY CORP.



Date:  November 5, 1997             /s/ Quentin Thompson
                                    ---------------------------
                                    Quentin Thompson
                                    Chief Accounting Officer, Treasurer and
                                    Secretary

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                                 EXHIBIT INDEX



EXHIBIT NO.  DESCRIPTION
-----------  -----------


10.53 Purchase and Sale Agreement, dated October 1, 1997, by and between Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

10.54 Lease and Agreement, dated October 1, 1997, by and between G&L Hampden, LLC and Hampden Holding Group, Inc.

10.55 Loan Commitment, dated October 23, 1997, by and between G&L Realty Partnership, L.P. and Iatros Health Network, Inc.

10.56 Lease and Agreement, dated October 1, 1997, by and between G&L Hampden, LLC and Hampden Nursing Homes, Inc.

10.57     Guaranty of Lease, dated October 1, 1997, by Iatros Health Network,
          Inc.

10.58     Limited Liability Company Agreement of G&L Hampden, LLC.


10.59 Loan Agreement by and between Nomura Asset Capital Corporation and G&L Hampden, LLC.

10.60 Promissory Note in the amount of $6,000,000.00 given by G&L Hampden, LLC in favor of Nomura Asset Capital Corporation.

10.61 Form of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing for each of the 3 Hampden Properties.